EXHIBIT 15

September 8, 2021

Ross Stores, Inc.:

We are aware that our report dated September 8, 2021, on our review of the interim financial information of Ross Stores, Inc. appearing in this Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, is incorporated by reference in Registration Statements Nos. 333-06119, 333-34988, 333-51478, 333-56831, 333-115836, 333-151116, 333-210465, and 333-218052 on Form S-8, and No. 333-237546 on Form S-3.

Yours truly,
/s/Deloitte & Touche LLP

San Francisco, California